UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 28, 2015

CELLECTAR BIOSCIENCES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-36598	04-3321804
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3301 Agriculture Drive, Madison, WI 53716

(Address of Principal Executive Offices) (Zip Code)

(608) 441-8120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sale of Equity Securities.

On September 28, 2015, Cellectar Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) providing for the issuance and sale by the Company of 1,017,272 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at an offering price of $2.20 per share and Series B pre-funded warrants to purchase an aggregate of 482,728 shares of its Common Stock (collectively, the “Registered Offering”). The Shares and the Pre-Funded Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on January 9, 2015 and declared effective on September 3, 2015 (File No. 333-201429) (the “Registration Statement”). A copy of the opinion of Foley Hoag LLP relating to the legality of the issuance and sale of the Shares and the Pre-Funded Warrants in the Registered Offering is attached as Exhibit 5.1 hereto.

In a concurrent private placement (the “Private Placement” and, together with the Registered Offering, the “Offerings”), the Company will issue a Series A warrant (the “Series A Warrants” and, together with the Shares and the Pre-Funded Warrants , the “Securities”) to purchase one share of our common stock for each share of common stock purchased or pre-funded in the Registered Offering. The Series A Warrants cover, in the aggregate, 1,500,000 shares of Common Stock and become exercisable six months following the date of issuance at an exercise price of $2.83 per share and expire five years from the date they become exercisable. The gross proceeds of the Offerings is $3,300,000 before expenses, estimated to be approximately $417,500.

Pursuant to the terms of the Placement Agency Agreement between the Company and Ladenburg Thalmann & Co. Inc. (“Ladenburg Thalmann”) dated September 28, 2015, Ladenburg Thalmann has no obligation to buy any of the Securities or to arrange for the purchase or sale of any specific number or dollar amount of Securities. The Company has agreed to pay Ladenburg Thalmann a fee equal to 7.5% on aggregate gross proceeds in the Offerings, excluding the proceeds, if any, from the exercise of the Series A Warrants, and to issue to Ladenburg Thalmann a warrant to purchase up to 37,500 shares of Common Stock at an exercise price of $2.75 per share. The Offerings are expected to close on October 1, 2015 (the “Closing”).

Pursuant to the terms of the Purchase Agreement, the Company has agreed that during the 90-day period following the Closing, the Company will not issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions including securities issuable pursuant to the Purchase Agreement or pursuant to exercises, exchanges or conversions of the Company’s outstanding securities and issuances pursuant to acquisitions or strategic transactions. In addition, the Company has agreed to hold a special meeting of stockholders for the purpose of obtaining approval from its stockholders as may be required by the applicable rules and regulations of the Nasdaq Stock Market, including certain adjustments to the exercise price of the Pre-Funded Warrants, at the earliest practical date following the Closing, and in any event no later than 60 days following the Closing. If the Company is unable to obtain the stockholder approval at that meeting, it will be required to call a meeting every 90 days to continue seeking the stockholder approval until obtained or until no Series B pre-funded warrants are outstanding.

Under the terms of the Pre-Funded Warrants, from and after the time the stockholder approval has been obtained, if the Company issues shares of Common Stock or Common Stock equivalents at a purchase price (a “Dilutive Price”) less than the then-effective warrant share purchase price for the Pre-Funded Warrants, which is initially $2.20 per share, the number of shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants will be increased to equal (i) the product of the then-effective warrant share purchase price multiplied by the number of shares of Common Stock for which the Pre-Funded Warrants may be exercised, divided by (ii) the Dilutive Price. Following any such adjustment, the warrant share purchase price shall be adjusted to equal the Dilutive Price. Similarly from and after the time the stockholder approval has been obtained until the Company completes an equity financing with gross proceeds of at least $10.0 million, if the Company issues shares of Common Stock or Common Stock equivalents for a purchase price less than the then-effective exercise price for the Series A Warrants, the exercise price of the Series A Warrants will be lowered to equal that lower price.

In connection with the entry into the Purchase Agreement, the Company and the Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement on Form S-3 within 60 calendar days of the Closing to provide for the resale of the shares of Common Stock issuable upon the exercise of the Series A Warrants. In addition, the Company will be required to file one or more registration statements from time to time to register the issuance or resale of any additional shares of Common Stock that may become issuable pursuant to the Purchase Agreement or the Securities. The Company will be obligated to use its commercially reasonable efforts to keep any registration statement effective until the earlier of (i) the date on which the shares of Common Stock subject to the registration statement may be sold without registration pursuant to Rule 144 under the Securities Act, or (ii) the date on which all of the shares of Common Stock subject to the registration statement have been sold under the registration statement or pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

The foregoing descriptions of the Placement Agency Agreement, Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants and the Registration Rights Agreement are not complete and are qualified in their entireties by reference to the full text of the Placement Agency Agreement, the Purchase Agreement, the form of Pre-Funded Warrant, the form of Series A Warrant, and the Registration Rights Agreement, copies of which are filed herewith as Exhibits 1.1, 10.1, 4.1, 4.2 and 10.2 respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For example, forward-looking statements include statements regarding the filing of financial statements, the content and timing thereof, the filing of a Form 12b-25, the anticipated effect of the errors, including the anticipated change in the Company’s balance sheets and statements of income, the scope of the errors and the anticipation that additional adjustments will not be material. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “intend,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. These statements involve risks and uncertainties, and actual results could differ materially from the statements made in this report. Factors that might cause these differences include, but are not limited to, potential delays in the preparation of restated financial statements, the risk that additional information will come to light during the course of the preparation of restated financial statements or the review thereof by the Company’s registered independent accounting firm that alters the scope or magnitude of the restatement, and potential reviews, investigations or other proceedings by government authorities, stockholders or other parties. These and other risk factors are discussed in more detail under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 20, 2015, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed with the Securities and Exchange Commission on May 20, 2015, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed with the Securities and Exchange Commission on August 12, 2015. Copies are available through the Company’s website at www.cellectar.com. The Company does not assume any obligation to update its forward-looking statements to reflect new information and developments.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Document Description
1.1	Placement Agency Agreement, dated September 28, 2015, by and among Cellectar Biosciences, Inc. and Ladenburg Thalmann & Co. Inc.

4.1	Form of Series B Pre-Funded Warrant to Purchase Common Stock

4.2	Form of Series A Warrant to Purchase Common Stock

5.1	Opinion of Foley Hoag LLP

10.1	Securities Purchase Agreement, dated September 28, 2015, by and among Cellectar Biosciences, Inc. and the Purchasers set forth therein

10.2	Registration Rights Agreement, dated September 28, 2015, by and among Cellectar Biosciences, Inc. and the Purchasers set forth therein

23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLECTAR BIOSCIENCES, INC.

Date: September 30, 2015	By:	/s/ Chad Kolean
	Name:	Chad Kolean
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
1.1	Placement Agency Agreement, dated September 28, 2015, by and among Cellectar Biosciences, Inc. and Ladenburg Thalmann & Co. Inc.

4.1	Form of Series B Pre-Funded Warrant to Purchase Common Stock

4.2	Form of Series A Warrant to Purchase Common Stock

5.1	Opinion of Foley Hoag LLP

10.1	Securities Purchase Agreement, dated September 28, 2015, by and among Cellectar Biosciences, Inc. and the Purchasers set forth therein

10.2	Registration Rights Agreement, dated September 28, 2015, by and among Cellectar Biosciences, Inc. and the Purchasers set forth therein

23.1	Consent of Foley Hoag LLP (included in Exhibit 5.1)